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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 10, 2008



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEW YORK                    1-4743                   11-1362020
        (State or Other              (Commission             (I.R.S. Employee
Jurisdiction of Incorporation)       File Number)         Identification Number)



           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)



        Registrant's Telephone Number, including Area Code: 718-392-0200




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On December 26, 2007, Standard Motor Products, Inc. furnished a Form 8-K under Item 2.05, which disclosed the Company's withdrawal liability from a multi-employer pension plan that covers the Company's UAW employees at its Long Island City, New York facility. At the time of the filing of the Form 8-K, the Company was unable to make a good faith estimate of its pension plan withdrawal liability.

         The Company is filing this Amendment No. 1 to Form 8-K to report the estimate of its pension plan withdrawal liability. Based upon information received from a third party actuary, the Company's estimated liability related to its withdrawal from the multi-employer plan is $5.6 million. The Company recorded $3.3 million, which is the present value of the withdrawal amount, as part of its restructuring and integration expenses in 2007. The withdrawal liability is payable in a lump sum or over a period which is not to exceed 20 years.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 STANDARD MOTOR PRODUCTS, INC.


                                 By: /s/ James J. Burke
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                                     James J. Burke
                                     Vice President Finance,
                                     Chief Financial Officer

Date: March 11, 2008